CMA MULTI-STATE MUNICIPAL SERIES TRUST

CMA MICHIGAN MUNICIPAL MONEY FUND

SERIES NO. 5

FILE # 811-5011

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
05/15/2003	MI St. Notes	1,246,765,000	27,500,000	State Street
08/11/2003	MI Muni Bond Authority 2% 8/04	718,220,000	10,000,000	Bear Sterns
08/11/2003	MI Muni Bond Authority 2% 8/04	718,220,000	10,000,000	Bear Sterns
08/11/2003	MI Muni Bond Authority 2% 8/04	718,220,000	1,670,000	Bear Sterns